UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

April 17, 2025

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	PDCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of December 10, 2024 (the “Merger Agreement”), by and among Patterson Companies, Inc., a Minnesota corporation (the “Company”), Paradigm Parent, LLC, a Delaware limited liability company (“Parent”), and Paradigm Merger Sub, Inc., a Minnesota corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are indirect subsidiaries of funds managed and advised by Patient Square Capital, LP (“Patient Square Capital”).

On April 17, 2025 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct, wholly owned subsidiary of Parent.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Effective as of the Closing Date, the Company repaid all amounts required to be paid to discharge the Company’s existing indebtedness under the Third Amended and Restated Credit Agreement dated as of October 28, 2022, as amended through the Closing Date, by and among Patterson Companies, Inc., as borrower, MUFG Bank, Ltd., as administrative agent, and certain lenders party thereto (collectively, the “Credit Agreement”), and terminated the Credit Agreement. Effective as of the Closing Date, the Company repaid all amounts required to be paid to discharge the Company’s existing indebtedness under the Note Purchase Agreement, dated as of March 29, 2018, as amended through the Closing Date, by and among Patterson Companies, Inc. and certain of its named subsidiaries, as borrowers, and various private lenders. Also effective as of the Closing Date, the Company repaid all amounts required to be paid to discharge the Company’s obligations under the various receivables sale agreements and contract purchase agreements constituting the Company’s equipment and receivables financing facilities, and terminated such facilities.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

In connection with the Merger, each share of common stock of the Company, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was automatically converted into the right to receive $31.35 per share in cash, without interest, subject to any withholding of taxes required by applicable law (the “Merger Consideration”).

Additionally, at the Effective Time:

•

each option to purchase shares of Common Stock (each, a “Company Option”), whether vested or unvested, that was outstanding immediately prior to the Effective Time was automatically cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of shares of Common Stock underlying the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Option; provided that any such Company Option with respect to which the exercise price subject thereto was equal to or greater than the Merger Consideration was cancelled for no consideration;

•

each outstanding award of Company restricted stock awards, restricted stock units, or performance units, in each case that at such time was subject solely to service-based vesting conditions (collectively, “Company RSUs”) became fully vested and was automatically cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the total number of Shares underlying such award of Company RSUs, multiplied by (y) the Merger Consideration; and

•

each outstanding award of Company performance-based restricted stock units that was subject to performance-based vesting conditions (“Company PRSUs”) and outstanding immediately prior to the Effective Time became vested as to the number of shares of Common Stock subject to such award that would have vested based on target level achievement of all performance targets (without application of any modifier), and was, after giving effect to such vesting, automatically cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the number of vested shares of Common Stock underlying such award, multiplied by (y) the Merger Consideration, with the unvested portion of such Company PRSUs cancelled for no consideration.

The description in this Current Report on Form 8-K of the Merger and the Merger Agreement, and the other transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 11, 2024 and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the closing of the Merger, the Company notified the NASDAQ Stock Market (“Nasdaq”) of the consummation of the Merger and requested Nasdaq to file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Company’s Common Stock from Nasdaq and the deregistration of the Company’s Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following effectiveness of the Form 25, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC with respect to the Company’s Common Stock, requesting that the reporting obligations of the Company with respect to the Company’s Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended. Trading of the Company’s Common Stock on Nasdaq was halted prior to the opening of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

At the Effective Time, each holder of shares of Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a shareholder of the Company, other than the right to receive the Merger Consideration as set forth in the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive the Merger Consideration.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Parent. Parent is an affiliate of Patient Square Capital.

The aggregate consideration paid by Parent to Company shareholders in the Merger was approximately $2.8 billion. The funds used by Parent to consummate the Merger came from (1) equity financing and (2) debt financing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

In connection with the Merger, at the Effective Time, each member of the board of directors of the Company, other than Donald J. Zurbay, ceased serving in such capacity and accordingly John D. Buck, Meenu Agarwal, Alex N. Blanco, Jody H. Feragen, Robert C. Frenzel, Philip G.J. McKoy, Neil A. Schrimsher, and Pamela J. Tomczik resigned as directors of the Company. In addition, Kevin M. Barry was appointed as a director of the Company immediately following the Effective Time. These departures were not a result of any disagreement between the Company and any of the directors on any matter relating to the Company’s operations, policies or practices. Pursuant to the Merger Agreement, at the Effective Time, the officers of the Company immediately prior to the Effective Time continued to serve as officers of the Company immediately following the Effective Time. Following the Effective Time, the board of the ultimate parent company of the Company will consist of Justin Sabet-Peyman, Trit Garg, M.D., Jonny Dorf, Brian A. McCarthy and Donald J. Zurbay.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, (i) the Company’s Restated Articles of Incorporation, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Amended and Restated Articles of Incorporation”) and (ii) the Company’s Amended and Restated Bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Second Amended and Restated Bylaws”).

Copies of the Company’s Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

EXHIBIT INDEX

Exhibit No.	Description

2	Agreement and Plan of Merger, dated as of December 10, 2024, among Paradigm Parent, LLC, Paradigm Merger Sub, Inc. and Patterson Companies, Inc. (incorporated by reference to Exhibit 2 to the Current Report on Form 8-K of Patterson Companies, Inc. filed on December 11, 2024 (File No. 000-20572)).

3.1	Amended and Restated Articles of Incorporation of Patterson Companies, Inc.

3.2	Second Amended and Restated Bylaws of Patterson Companies, Inc.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

By:	/s/ Les B. Korsh
Les B. Korsh
Chief Legal Officer and Corporate Secretary

Dated: April 17, 2025